Calculation of Filing Fee Tables
S-3
BATTALION OIL CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other	36,999,134	$ 3.12	$ 115,437,298.08	0.0001381	$ 15,941.89
		Equity	Common Stock, par value $0.0001 per share	457(o)
		Equity	Preferred Stock, par value $0.0001 per share	457(o)
		Equity	Depositary Shares	457(o)
		Other	Warrants	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	2	Unallocated (Universal) Shelf		457(o)			$ 375,000,000.00	0.0001381	$ 51,787.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 490,437,298.08		$ 67,729.39
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 14,069.33
			Net Fee Due:						$ 53,660.06
Offering Note
[1]	The shares of Common Stock, par value $0.0001 per share ("Common Stock") will be offered for resale by the selling securityholders pursuant to the prospectus contained in this Registration Statement on Form S-3 (the "Registration Statement"). Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional number of shares of Common Stock issuable upon share splits, share dividends, or other distribution, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this registration statement. This registration statement registers the resale of 38,999,134shares of Common Stock, which consists of up to (i) 5,935,377 shares of Common Stock for the account of the selling securityholders named in the Registration Statement and (ii) 31,063,757 shares of Common Stock issuable upon the conversion of preferred stock held by the selling securityholders, which includes an additional 4,625,909 shares of Common Stock that the Registrant has estimated in good faith as the maximum number of shares of Common Stock issuable upon conversion of the preferred stock held by the selling securityholders as of the date hereof. Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act on the basis of $3.12 per share, which is the average of the high and low prices of the common stock of Registrant reported on the NYSE American on April 17, 2026.

[2]	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $375,000,000. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Battalion Oil Corp	S-3	333-263707	03/18/2022		$ 14,069.33	Equity	Unallocated (Universal Shelf)		$ 200,000,000.00
Fee Offset Sources		Battalion Oil Corp	S-3	333-263707		03/18/2022						$ 18,540.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously paid $18,540 in registration fees in connection with the $200,000,000 of securities previously registered under the Registrant's registration statement on Form S-3 (File No. 333-263707) (the "Prior S-3"), which was initially filed with the Commission on March 18, 2022, and declared effective by the Commission on May 19, 2022. The Prior S-3 was withdrawn on March 24, 2023. Of the $200,000,000 of securities registered on the Prior S-3, $200,000,000 of the securities remained unsold. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $14,069.33, which represents the portion of the registration fee previously paid with respect to the unsold securities that remains available for offset after giving effect to the application of $4,470.67 to the Registrant's Registration Statement on Form S-3 (File No. 333-294534).

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date